UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 3, 2006
AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283

(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 3, 2006, Airgas, Inc. (the “Company”) announced that Mr. Robert M. McLaughlin, who has served as interim Chief Financial Officer since the resignation of Roger Millay on September 20, 2006, was appointed Senior Vice President and Chief Financial Officer of the Company effective immediately. Mr. McLaughlin, 49, served as Vice President and Controller of the Company since June 2001 and, among other things, led the Company’s accounting system conversion to Oracle and the development of a Central Accounting Group. Prior to joining the Company, Mr. McLaughlin served as Vice President-Finance for Asbury Automotive Group, an automotive retailer. Before that, Mr. McLaughlin served as Vice President of Finance and in other financial management roles with Unisource Worldwide, Inc., an international paper and industrial supply distribution company. Mr. McLaughlin, a Certified Public Accountant, began his career with Ernst & Young in 1979. He earned his bachelor’s degree in accounting from the University of Dayton. The Company is conducting a search to fill the position of Vice President and Controller, and in the interim, Mr. McLaughlin will continue to perform the responsibilities of that position.
     On October 3, 2006, the Company’s Board of Directors appointed John C. van Roden, Jr. as a member of the Board to replace Robert L. Yohe, who had reached the mandatory retirement age for Board members. Mr. van Roden will stand for election at the 2007 Annual Meeting of stockholders. Mr. van Roden has also joined the Company’s audit committee. Mr. van Roden, 57, served as Executive Vice President and Chief Financial Officer of P. H. Glatfelter Company, a global specialty paper producer, from February 2005 until June 2006, and prior to that served as Senior Vice President and Chief Financial Officer from April 2003. In January 2006, Mr. van Roden announced his plans to step down as Chief Financial Officer on June 30, 2006. He was appointed Executive Vice President and will serve in that role through the balance of 2006 as part of the planned transition. From September 1998 to September 2002, Mr. van Roden served as Senior Vice President of Connectiv, a Wilmington, Delaware-based public utility, and prior to that, as Senior Vice President and Chief Financial Officer of Lukens Inc., a steel producer, from 1982 to 1998. Mr. Roden also serves as a member of the boards of directors of H.B. Fuller Company and Semco Energy, Inc.
     The Company does have business relationships with the corporations, noted above, in which Mr. van Roden is a director or executive officer. In all instances, the Company enters into these arrangements in the ordinary course of business and each party provides to or receives from the other the relevant goods and services on a non-exclusive basis at arms-length negotiated rates. In addition, Mr. van Roden was not directly involved with the negotiation or consummation of any such arrangements. The Company also does not believe that in any of these cases Mr. van Roden received any compensation from the other corporations that is directly linked to the Company-related business arrangement. None of these arrangements is material to the Company or to the corporations with which Mr. van Roden is affiliated.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following documents are filed as exhibits to this report.

99.1	Press Release dated October 3, 2006

99.2	Press Release dated October 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2006	Airgas, Inc. (Registrant)
/s/ Robert M. McLaughlin
Robert M. McLaughlin
Chief Financial Officer